Exhibit 99.2

Conference Call Transcript

MMS - Q2 2008 MAXIMUS, Inc. Earnings Conference Call

Event Date/Time: May. 08. 2008 / 5:30AM PT

Final Transcript
May. 08. 2008 / 5:30AM PT, MMS - Q2 2008 MAXIMUS, Inc. Earnings Conference Call

CORPORATE PARTICIPANTS

Lisa Miles
MAXIMUS, Inc. - VP, IR

David Walker
MAXIMUS, Inc. - CFO

Rich Montoni
MAXIMUS, Inc. - CEO

CONFERENCE CALL PARTICIPANTS

Charles Strauzer
CJS Securities - Analyst

Anurag Rana
KeyBanc Capital Markets - Analyst

Jason Kupferberg
UBS - Analyst

Shlomo Rosenbaum
Stifel Nicolaus - Analyst

Steve Balog
Cedar Creek Management - Analyst

PRESENTATION

Operator

Ladies and gentlemen, welcome to the MAXIMUS second quarter earnings call. During this session all lines will be muted until the question-and-answer portion of the call. (OPERATOR INSTRUCTIONS)

At this time I would like to turn the call over to Lisa Miles, Vice President of Investor Relations.

Lisa Miles - MAXIMUS, Inc. - VP, IR

Good morning. Thank you for joining us on today's conference call. If you wish to follow along, we've posted a presentation on our website under the investor relations page. On the call today is Rich Montoni, Chief Executive Officer, and David Walker, Chief Financial Officer. Following our prepared comments, we'll open the call up for Q&A. Before we begin I'd like to remind everyone that a number of statements being made today will be forward-looking in nature. Please remember that such statements are only predictions and actual events or results may differ materially as a result of risks we face including those discussed in exhibit 99.1 of our SEC filings. We encourage you to review the summary of these risks in our most recent 10K filed with the SEC. The company does not assume any obligation to revise or update these forward-looking statements to reflect subsequent events or circumstances. And with that, I'll turn the call over to Dave.

David Walker - MAXIMUS, Inc. - CFO

Thank you, Lisa. Good morning. This morning MAXIMUS reported financial results highlighted by strong financial performance from the operation segment offset by softness in the systems and consulting segments. As we continue to provide quality growth in our core operations segment and divest noncore businesses, we are taking clear steps towards becoming a focused health and human services operations pure play. Let us turn our attention to financial results.

Final Transcript
May. 08. 2008 / 5:30AM PT, MMS - Q2 2008 MAXIMUS, Inc. Earnings Conference Call

Total company revenue for the second quarter was $210.6 million, an 18% increase compared to revenue of $179.1 million reported for the same period last year. All growth was organic and was driven by new and expanding work in the operations segment. During the quarter the company incurred approximately $5.4 million of charges which include a $2.2 million charge related to a contract modification that MAXIMUS initiated as part of a requirement to build software functionality for a large education contract in the systems segment. The fixed price portion of the contract price was reduced which creates an accounting charge. But the $2.2 million value was moved to an incentive feature of the contract which allows us to earn back this money, provided we meet a deliverable schedule over the next 18 months. More importantly, we worked to modify the contract to ensure there was clarity and a governance process related to the software development requirements.

In the consulting segment we also took a $2.3 million charge related to our share of a client's reduced reimbursement on a legacy claiming project. This amount may be recovered depending on the outcome of the client's appeal effort. And lastly, the company also incurred approximately $.9 million of legal expenses principally related to the ongoing arbitration with Accenture. Despite the $5.4 million of charges which is approximately $0.17 per share the company reported net income in the second fiscal quarter of $9.6 million or $0.51 per diluted share. We also announced in our press release this morning the successful divestiture of two noncore divisions last week. First, within the system segment we completed the sale of the security solutions divisions for cash proceeds of $5 million. Second, we also completed the sale of the Unison division within the consulting segment for proceeds of approximately $6.5 million. We have also entered into a contract to sell an administrative office in [McClain], Virginia, as we take steps to streamline our operating costs. The expected earnings per share gained from the divestures and the building sale is expected to be approximately in the range of $0.21 to $0.24 per share and will be recorded in the third quarter.

Let us move into the results by business segment. Starting with the operation segment. Revenue for the operation segment increased 33% to $159.8 million compared to $120.4 million reported for the same period last year. Second quarter revenue growth was driven by new and expanding work, most notably from health operations, the Texas project in both our domestic and international work force services operations. Segment revenue also benefited from infrequently occurring revenue of approximately $6.9 million related to a large hardware and software purchase. The operations segment recorded second quarter operating income of $23.6 million or an operating margin of 15%, compared to income of $7.1 million and operating margin of 6% for the same period last year. Once again, the sizable expansion in operating income reflects the optimization of the current book of business, the transformation on the Texas project, as well as solid margins on new work.

The operations segment continues to benefit from a predictable stream of long-term recurring revenue. Under the direction of exceptional segment and divisional leadership, the segment continues to meet our operational and financial expectations. As a result, we still expect the segment to deliver operating margin in the 12% to 15% range for the full fiscal year. Both our growth and financial performance and operations continues to confirm our strategy of focusing on our core health and human services business offerings.

Let's turn our attention to the consulting segment, which had revenue of $20.2 million for the second quarter and a loss of approximately $800,000. The loss reflects a $2.3 million charge related to the previously discussed legacy claiming project which the client is appealing and may be recovered at some future date. For the last nine months the company's been very clear about its expectations for the consulting segment as we transition away from the claiming business. In parallel with this transition we have already established a presence in new markets, principally targeted in the areas of program integrity and fraud, waste and abuse. We remain optimistic about these new markets and other plans which are developing for this segment.

Moving on to the system segment, financial results continue to be mixed within the segment. System segment revenue totaled $30.5 million but lost approximately $5.9 million. The asset solutions and ERP divisions continue to deliver strong results, but this is offset by losses in both education and justice. We remain unsatisfied with the continuing underperforming divisions within this segment. These losses stem from software development commitments that ultimately will position them well in the market. Rich will discuss our actions in more detail, but steps we are taking include: managing scope of existing contracts very judicially, and modifying contracts such as the education contract discussed earlier, where contractual remedies are needed; tightly controlling new contract terms that may contain software development requirements; changing and supplementing the management team with individuals with proven track records and prudent cost management. Segment results will continue to be soft as we drive the necessary change.

Let's move on to a discussion surrounding overall company margins. The majority of the charges in the quarter impacted revenue and gross margins in the consulting and systems segments. Overall, MAXIMUS achieved an 8% operating margin driven by the strength in the operation segment which offset the charges in systems and consulting. In the second quarter SG&A as a percent of revenue, 17.7%, which was improved compared to the same period last year and was consistent with the first quarter of fiscal 2008.

Moving on to balance sheet and cash flow items. We ended the second quarter with cash totaling $63.4 million. Total current accounts receivable for the second quarter was $175 million. We also have an additional $1.7 million in long-term accounts receivable which are classified within other assets on the balance sheet. We continue to stay focused on cash management, and day sales outstanding continue to trend favorably under 80 days with second quarter DSOs totaling 76 days. We still anticipate DSOs to run between 75 to 85 days. MAXIMUS generated cash from operations totaling $4.5 million. Free cash flow which the company defines as cash from operations, as property and equipment and capitalized software, was $1.5 million. For the full fiscal year we continue to expect cash from operations totaling $50 million to $60 million and free cash flow ranging from $30 million to $40 million. Thank you for your time this morning. And with that, I'll turn the call over to Rich.

Final Transcript
May. 08. 2008 / 5:30AM PT, MMS - Q2 2008 MAXIMUS, Inc. Earnings Conference Call

Rich Montoni - MAXIMUS, Inc. - CEO

Thanks, David, and good morning, everyone. Our second quarter results were mixed. They reflect our success to date in how we go to market and execute in our core health and human services operations. We are well on our way to redefining our company as the leading pure play in government, health and human services program operations. This is what we define as our core market. And we believe it's a strategy that will provide long-term sustained growth and increased shareholder value.

Despite our strong showing in operations which represented over 3/4 of the company's revenue for the period, results for the second quarter were impacted as a result of a one-off charge in consulting, ongoing legal expenses and costs related to our continuing efforts to improve performance and address legacy contract issues within our system segment. With our core operations business firing on all cylinders, we remain focused on and are determined to achieve improvement in underperforming areas of our business and to refine our focus to our core. And we're doing just that. Just last week we closed a sale of two noncore divisions. And within the system segment we are aggressively moving along parallel paths to improve the underperforming divisions and to actively pursue all alternatives.

Let's first talk about the operations segment. Results from our operations segment for the quarter reflects strong segment leadership and contractual discipline in how we acquire and structure new awards. As part of this diligence we've declined unacceptable rebid opportunities and renegotiated inequitable contracts. At the same time, we focused on developing and pursuing new opportunities that represent a source of new incremental revenue to ensure that we're putting our operations business on a course for long-term success. Our emphasis on sustainable recurring revenues and profitable growth resulted in top-line gains of 33% compared to the same period last year and operating margins of 15%. Historically, we've talked to an operating model for the operations segment with margins in the range of 8% to 15%. However, in recent quarters we've weeded out underperforming contracts and laid in more rewarding business. As a result, our margins and operations have run closer to the top end of this range.

We feel confident in the strides we've made to strengthen the segment. As a result, we are raising the lower end of our targeted operating margin range for this segment and are now expecting its margin to consistently range between 10% and 15%. We're in a new chapter with our core operations and our refined margin outlook for the business is the best validation for our success in getting the segment on the right track for the long haul.

I should also mention that we've been making strides with our productization effort within the operations segment, another key element to streamlining our processes and advancing our technology efforts. What I'm referring to here is our emphasis on moving away from highly customized solutions to more of a component-based or modular approach, where by we use plug-in play technology anchored in the services-oriented architecture from program to program. Recently we completed our enrollment broker platform which is already installed in Indiana and we're also in the process of upgrading other existing clients to this technology. In conjunction with this effort, we're also on a path to complete the productization of other core components by the end of this fiscal year. We believe our initiatives of coupling new technology with standardized business processes will allow us to compete most cost effectively. This is just an example of some of the operating enhancements we're working on and reflect the benefits of focus.

Turning to consulting, performance for the segment was in line with our expectations for the period with the exception of the $2.3 million charge related to a legacy claiming project the client is appealing. Let me give you some background on this claim. Prior to taking on this job, we brought in specialized legal counsel to review our claiming method. After review, counsel approved our method which had been successfully utilized before. We do view this as a normal course exercise and we feel reasonably confident that the client will prevail. Regardless, as we've previously discussed, we're no longer providing federal claiming on a contingency basis. Instead, our emphasis has been in other areas which overlap more with our core program management offerings. This would be like program integrity which includes combating Medicaid fraud, waste and abuse.

Consulting services are very important to our customer base, and they do dove-tail with our core services. As such, we are pursuing more opportunities to pair our consulting services with our health and human services portfolio. By aligning consulting with our core competencies, our collaborative efforts will facilitate better cross-selling while sharing best practices from state to state.

As announced today, we divested our Unison-MAXIMUS subsidiary to a division management-led buyout. This subsidiary was part of the consulting segment and is an airport, retail and financial consulting business. In this business, while the profitable contributor was outside our core competency. We also announced today the sale of our security solutions business to Cogent, which again, while a stable contributor was not consistent with our refined business focus.

Final Transcript
May. 08. 2008 / 5:30AM PT, MMS - Q2 2008 MAXIMUS, Inc. Earnings Conference Call

This discussion represents a good opportunity to segway into a review of the systems segment. As we've discussed in the past, the challenge in systems has been limited to the justice and education divisions. These divisions are in the process of completing the buildout of new software, enhanced our focus to complete their development stage and generate business unit improvement while meeting their contractual obligations and maintaining the integrity of the MAXIMUS brand. As a result, our near-term emphasis has been balancing commitments, completing the software development and changing the way we go to market to emphasize product standardization over customized solutions. In the area of justice, we have initiated cost-cutting measures to drive improvement which should help lessen the losses for the remainder of the year.

The justice division has been directed to focus principally on completing the implementation commitments and service delivery with our current client base. The division will also limit marketing of new contracts. This narrowed concentration has allowed us to take appropriate initiatives including a reduction in force. This week we eliminated approximately 25% of the justice solutions work force and we believe this will deliver annualized savings of $4 million, some of which we expect to realize in the fourth quarter.

While this is an important step in the right direction, we also want to announce we have new segment leadership in place. John Hines, a very well-respected member of the MAXIMUS management team is stepping up to lead our efforts. John brings over 30 years of commercial software development expertise to the table and he's been with MAXIMUS for nearly a decade. His most recent role, John served as President of our assets solutions division, which has been a long-standing profitable contributor to MAXIMUS. In addition to John, we also have deployed two of our top technologists to help accelerate the completion of our software products in justice. These are some of the best and brightest project leaders who came out of our top-performing divisions to serve on special assignment to help drive our software development to completion and provide added oversight. The bottom line is we are intent on affecting near-term change.

As noted in this morning's press release, I think the successful renegotiation of our largest educational contract demonstrates our commitment to improve and bring resolution to the legacy situations. The modified terms and conditions of this agreement outline milestones necessary to achieve completion. As a result, there's now a well-constituted correlation between the plan and the commitment milestones. As David noted earlier, the charge related to this modification is not a permanent reduction, and we intend to earn the $2.2 million back as we achieve implementation milestones over the next several quarters. In addition to generating operational improvements within systems, wear also taking a parallel path of exploring strategic alternatives for these businesses. As demonstrated by the sale of Unison in our security solutions business, we've been proactive in divesting noncore holdings. While we can offer no assurances on future outcomes, we're actively pursuing a variety of options for additional noncore assets and we'll update you as appropriate.

Let's turn our attention to the overall market outlook. As we've said in recent quarters, even while state fiscal budgets are under pressure, we see this as a time when the need and value proposition of our core services remains strong. Generally state cost-cutting actions have been aimed at the reduction of direct program benefits where the significant savings lie, and not in program administration because the need for administration remains. We've simply not seen a slowdown of our work at this time. Beyond our work domestically, we're well-positioned to capitalize on international opportunities that are developing in our core health and human services operations, including expansion of current programs. For example, in Israel where we run a major work force services program, we are encouraged by the possible expansion opportunities we see on the horizon.

Also, during the quarter, we announced a $14.2 million amendment to our master services agreement in British Columbia. This is related to the PharmaNet program which we've administered since 2005. This important program links all pharmacies in British Columbia to a central set of data systems and supports many functions. Under the amendment, MAXIMUS will lead the effort to upgrade this application to the next generation platform. We're very excited about our expanding work in Canada and our ongoing efforts of excellence in operations outsourcing. In addition we're pursuing other international opportunities with substantial marketing efforts underway. We have staff on the ground in Australia, Canada and the U.K. working these opportunities. While in aggregate the potential contract values for these international opportunities could be quite large, most indicators point to most of these programs as being good in regions similar to approach we have here in the states.

We think this approach provides mutual benefits to governments and to vendors. These types of regional opportunities are expected to lie right within our sweet spot in terms of scope and size. I expect them to be along the lines of singles and doubles rather than a grand slam. I believe that many of these opportunities may provide additional streams of revenue, potentially beginning as early as the second half of fiscal 2009 and stretching beyond. Our extensive programmatic expertise and demonstrated successes should provide us a competitive leg up as we continue to strengthen our foothold in the international marketplace. We're certainly excited about extending the breadth of our geographic footprint and serving a broader market with core service offerings where MAXIMUS is the market leader.

Final Transcript
May. 08. 2008 / 5:30AM PT, MMS - Q2 2008 MAXIMUS, Inc. Earnings Conference Call

Let's turn our attention to new awards in the sales pipeline. This data is very encouraging and supports the position that we've not seen a slowdown at this time. Starting with new signed awards, as of May 5th, 2008, MAXIMUS signed new awards totaling $615 million, which includes approximately $200 million related to the signed California health care options rebid. In addition, we've had another $149 million in awarded but unsigned contracts. Our sales pipeline continues to grow and totaled $1.6 billion at May 5th, which is driven primarily by new opportunities in the operations segment. On the rebid front we've been notified of award or extension on three bids totaling approximately $36 million. That leaves us with eight remaining rebids with a total contract value estimated at $237 million, the largest of which are the three Texas contracts.

Moving to option near exercises, to date out of the 27 options with a total value of $223 million up for exercise this year, we've won or been notified of intent to award on 14 options which carry a value of about $122 million. This leaves us with 13 options with an estimated value of $101 million. So in summary, we've not lost an option, and none have been cancelled or taken in-house due to funding issues.

Moving on to guidance. As noted in this morning's press release, we're revising our fiscal 2008 guidance principally as a result of the divestitures and performance from the justice and education divisions inside the segment. For fiscal 2008 we now expect revenue for fiscal 2008 in the range of $830 million to $850 million with GAAP basis diluted EPS of $2.55 per share to $2.70 per share. This GAAP basis guidance includes a gain of approximately $0.21 to $0.24 per share related to the sale of the security solutions division, the sale of the Unison division subsidiary and the pending sale of the property in McClain, Virginia. Guidance also includes a $0.07 per share impact related to the forecasted legal charges for fiscal 2008. Additionally, guidance does not include any gains or losses from any potential future divestiture or restructuring activities.

Before we open it up to Q&A, I just have a few closing comments. At the onset of the year, we shared our views on the risk assessment for the year, and we felt the risks were largely tied to the performance in the system segment. While financial results in the systems have been disappointing, we've made critical, needed progress, and we believe we are in a better position today to effectively pursue alternatives for noncore assets. Despite the soft performance of the system segment, the operations segment continues to deliver solid financial results. This further confirms the advantages of our strategy to focus.

As a result, when we complete this transition phase in enterprise systems and confident that our company will be solidified as the leader pure play provider to government, health and human services, this will bring the significant added benefits of focus to our clients, our employee, and to you, our shareholders. So in closing, in addition to being determined to complete this transition phase, we remain very enthusiastic about our future. And now let's open up the call to your questions. Operator?

QUESTION AND ANSWER

Operator

Thank you. (OPERATOR INSTRUCTIONS) Thank you. Our first question is coming from Charlie Strauzer of CJS Securities.

Charles Strauzer - CJS Securities - Analyst

Hi. Good morning.

Rich Montoni - MAXIMUS, Inc. - CEO

Good morning, Charlie, how are you?

Charles Strauzer - CJS Securities - Analyst

Good, Rich. Thank you. Just a couple quick questions. The divested businesses in the systems segment, beyond the gain that you're going to record in Q3, what is the expected impact on that segment in terms of lost revenues and potential profits from those businesses?

Final Transcript
May. 08. 2008 / 5:30AM PT, MMS - Q2 2008 MAXIMUS, Inc. Earnings Conference Call

David Walker - MAXIMUS, Inc. - CFO

Hey, Charlie, Dave Walker. Both of those businesses combined last year had revenue of about $38 million and they made 4.3%, so they were profitable. And they were -- they had declined about 11% in the aggregate in '08.

Charles Strauzer - CJS Securities - Analyst

Got it. So we'll adjust accordingly there. Rich or David, on the operating margin guidance for the operations business of 10% to 15%, obviously you're doing very well there, what are the factors that could cause the margins to kind of go towards the lower end of that range over the year?

Rich Montoni - MAXIMUS, Inc. - CEO

Well, a couple things. I think Dave Walker and his comments said for the full year we expect that segment to deliver, I think Dave's comments was 12% to 15%. For year in and year out we've reset our range to 10% to 15%. In terms of what are the factors, there's many factors. The factors that come to mind that are most significant would be the stage of new work that we take on. Generally on these, while they're longer term contracts, we find front end we have investments. Sometimes these expenditures need to be expensed as incurred pursuant to generally acceptable accounting principals. Now you may find situations where new work has negative margin or lower margin and as the contract matures and we start driving efficiencies, we get greater margins towards the tail end of the contract. So the nature and timing of the contracts would be a factor. I think that's probably the largest factor.

David Walker - MAXIMUS, Inc. - CFO

Quarter over quarter you get fluctuations due to timing of maybe the equivalent of open enrollment. So we'll get big expenditures that may bear lower profit on individual quarters.

Charles Strauzer - CJS Securities - Analyst

Got it. Excellent. Okay. Thank you. And also then last thing, the Texas contracts is up for rebid. What's the status of those RFPs, have they been submitted? Are they in the review phase? Can you give us a sense of the time?

Rich Montoni - MAXIMUS, Inc. - CEO

That's in a hold pattern at this point in time. The state has not moved forward with the RFP process. We don't know when those RFPs will come out at this point.

Charles Strauzer - CJS Securities - Analyst

Got it. And then lastly, on the integrity, you mentioned there's a new area you're focusing on some of the consulting businesses, that there's a number of kind of the Medicare, Medicaid integrity contracts up for bid under the several task orders. Are you bidding for any of those right now?

Rich Montoni - MAXIMUS, Inc. - CEO

I believe we're very, very active in that space. We're very proud of our accomplishments and we think we lead in many of those niches, if you will. We're excited about the new opportunities that are coming in front of us. And te're very active.

Charles Strauzer - CJS Securities - Analyst

Great. Thank you very much.

Final Transcript
May. 08. 2008 / 5:30AM PT, MMS - Q2 2008 MAXIMUS, Inc. Earnings Conference Call

Rich Montoni - MAXIMUS, Inc. - CEO

You bet. Thanks, Charlie.

Operator

(OPERATOR INSTRUCTIONS) Our next question is coming from Anurag Rana from KeyBanc.

Anurag Rana - KeyBanc Capital Markets - Analyst

Hi, good morning, everyone. Rich, could you give us an idea out of the book you recorded this -- so far, what percentage belongs to the operations segment versus the other two segments?

Rich Montoni - MAXIMUS, Inc. - CEO

Generally we don't share the detailed, the details behind the new contracts signed, etc. But you can rest assured that the majority is in the operations segment. It pretty much follows the proportion of revenues, and operations by far is the leader.

Anurag Rana - KeyBanc Capital Markets - Analyst

Yes. That would make sense. And that brings me to my second question, then why even bother in the consulting segment if you want operations to be your core area going forward?

Rich Montoni - MAXIMUS, Inc. - CEO

I think that's a great question. My view on consulting is this, I do think our clients need consulting. And our approach to consulting as we go forward is to very much marry our consulting expertise with our operations expertise. And in many regards it's our consulting ability that leads and provides innovative view, methodology, technology, which frankly that's the value add to our clients. They look to us for that. So I think provided we operate consulting in that complementary fashion, it adds value, gives us competitive advantage. And quite frankly I think it can be a profitable business.

Anurag Rana - KeyBanc Capital Markets - Analyst

Okay. Thank you. The -- you just mentioned that the Texas contract is in a hold process. So should we assume that if there is no RFP out you're going to still continue doing work under the old order?

Rich Montoni - MAXIMUS, Inc. - CEO

I think that's a fair assumption.

Anurag Rana - KeyBanc Capital Markets - Analyst

Great. And lastly, I know it's too early to talk about next year, but I've seen that your bookings as far as the first half of this year is almost double what you -- or actually more than double what you did last year so far. So, any kind of indications as to what kind of organic growth rate should we expect on the base off of the divestitures for next year?

Final Transcript
May. 08. 2008 / 5:30AM PT, MMS - Q2 2008 MAXIMUS, Inc. Earnings Conference Call

Rich Montoni - MAXIMUS, Inc. - CEO

It's really too soon to tell. But I will tell you, just to give you some directional sentiments in that context, we've always said we think our business model can deliver 10% top line and 10% operating margin long-term. And I still think that's a fair assessment. Naturally we do have economic, macro economic situations we have to deal with in this environment. But I will tell you that offsetting that and going in the opposite direction are some very significant needs that our clients are facing where we provide what I think are effective, unique solutions, and they seem to be very well-received at this time. Our clients are dealing with some very significant challenges to comply with new federal rules and regulations. And many of these programs in health and human services, they're having to struggle with retiring work force, so they don't have the focus to carry on the work in light of these additional requirements, and that's, to a large extent, what's fueling our growth. Even when you strip out the benefit of the Texas contract year-over-year, you'll find that the organic growth for the company is north of 20%. So I'm not going to steer you to expect that in FY '09. But it does give you an indicator that there's some strong underpinnings in demand for what we're offering in a marketplace.

Anurag Rana - KeyBanc Capital Markets - Analyst

Okay. Thank you.

Operator

Thank you. Our next question is coming from Jason Kupferberg of UBS.

 Jason Kupferberg - UBS - Analyst

Yes. Hi. Good morning, guys.

Rich Montoni - MAXIMUS, Inc. - CEO

Hi, Jason.

Jason Kupferberg - UBS - Analyst

I just want to start with a question on the arbitration situation with Accenture. I think this is the first quarter we've actually seen some legal costs associated directly with those proceedings and there's a projection for $7 million, I believe, over the course of the fiscal year. So can you give us an update on what's incrementally changed to drive the need for those charges and where the actual process stands in its chronology here?

Rich Montoni - MAXIMUS, Inc. - CEO

Okay. I'd be glad to do that. Where the arbitration itself stands, Jason, is there is no scheduled date for arbitration at this point in time. Originally when the arbitration process was launched, I believe it was scheduled -- the arbitration was scheduled to occur this spring. That's been postponed and no date has been set at this point in time. So our counsel is involved in preliminary ongoing analysis, preparation, making sure we remain ready for arbitration when the date is set. The reason for the charge in this situation really relates to the circumstance, the insurance situation. We have insurance on this matter. We had been of the opinion that we had hit the deductible, if you will, and that the insurance company should pick up and cover legal charges from that point forward. That's a matter that's being "discussed between the parties." So until such time as the insurance company agrees to pick up that legal bill, we felt it best to record it and recover it when we come to terms with the insurance company.

Jason Kupferberg - UBS - Analyst

So there's a possibility that those charges then get reversed?

Rich Montoni - MAXIMUS, Inc. - CEO

There's a possibility. But that remains to be seen.

Final Transcript
May. 08. 2008 / 5:30AM PT, MMS - Q2 2008 MAXIMUS, Inc. Earnings Conference Call

Jason Kupferberg - UBS - Analyst

Okay. Okay. And how should we think about for full year fiscal '08, what the growth in margin expectations should be for the consulting and the systems segments? Maybe you want to phrase that on more of a pro forma basis given the divestitures. So we can get a sense as the business stands today, what kind of growth and operating income might they be able to produce over the course of a year.

Rich Montoni - MAXIMUS, Inc. - CEO

So just so I understand your question, you're looking for some directional insights in terms of margins for the full year by the segments?

Jason Kupferberg - UBS - Analyst

For consulting and systems specifically as well as revenue growth potential.

David Walker - MAXIMUS, Inc. - CFO

I would say on the revenue side you shouldn't expect much growth. In systems what we're doing is being very judicious about new work we take and make sure we don't further add requirements to what is a development backlog. So I wouldn't expect there in consulting we've got a lot of money going into investments in new areas, which is why our operating income there is not as high as we'd normally like in consulting. But again, I think those thing also pay off but not in fiscal year '08.

Rich Montoni - MAXIMUS, Inc. - CEO

Said another way, Jason, I would say from a top line perspective, I think all of our revenue growth '08 over '07 will be driven by our operations segment.

Jason Kupferberg - UBS - Analyst

Okay. That makes sense. And if we look at the year to date award total, what would be the mix of new versus renewed work in that year-to-date contract award total?

Rich Montoni - MAXIMUS, Inc. - CEO

Well, we don't have that metric. And historically we haven't published the metric. But I will say that, we disclosed in the press release and had a separate press release that the biggest award in that new contract signed of [518] -- I'm sorry, of the [615], rather, the biggest award was that renewal offer the HCO contract which is approximately $200 million.

Jason Kupferberg - UBS - Analyst

Yes.

Rich Montoni - MAXIMUS, Inc. - CEO

But we are finding a significant portion of the new signed work is in fact new work.

Jason Kupferberg - UBS - Analyst

Okay. Okay. And just one last housekeeping item, how much potential proceeds might you get from the sale of the headquarter building? Is that going to be a sale lease-back situation or is that just excess real estate?

Final Transcript
May. 08. 2008 / 5:30AM PT, MMS - Q2 2008 MAXIMUS, Inc. Earnings Conference Call

David Walker - MAXIMUS, Inc. - CFO

That's just excess real estate. And the sales price is $6.1 million. There will be taxes and a book value. So that it's not all gain. But that's the cash proceeds.

Jason Kupferberg - UBS - Analyst

Okay. Thank you.

Rich Montoni - MAXIMUS, Inc. - CEO

You're welcome.

Operator

Thank you. Our next question is coming from Shlomo Rosenbaum of Stifel Nicolaus.

Shlomo Rosenbaum - Stifel Nicolaus - Analyst

Hi. Thank you very much for taking my questions. I just want to focus a little bit on some of the pain points? In justice and education. Just starting out with the education contract, you said there was the largest contract. And I just want to know, when was the contract signed exactly? And do you feel like after you sort of worked through at least in that division, a lot of the headwinds you have on the new development projects?

Rich Montoni - MAXIMUS, Inc. - CEO

On that education contract it is a large contract. Was signed originally in 2003 and is a long-term contract. And I think that this was a very significant and necessary accomplishment for the division. The prior contract before the amendment did not have sufficient clarity for us to effectively know what we needed to do and when we would be complete with a contract. And I'm sure you can appreciate that's a very important thing to drive these contracts to completion. So this amendment gives us that benefit. And I'm of the opinion that the client and MAXIMUS understand what the key milestones are as a result of this amendment. We've agreed in terms of targeted deliverables and we're all working to accomplish that.

Shlomo Rosenbaum - Stifel Nicolaus - Analyst

Okay. Thanks. You've talked about, consulting really dove-tailing with a lot of the work that you do in the operations segment. But if I'm reading you correctly, it really sounds like pretty much the system segment is something that you guys could see that on an ongoing basis would not be necessary. Am I reading it correctly or are there some areas of systems that you still think would be necessary in your end-state goal of an HSS pure play?

Rich Montoni - MAXIMUS, Inc. - CEO

I don't think there's anything in our enterprise systems segment that is necessary -- or closely correlated with our in-state goal as a health and human services pure play. You may recall there were five divisions inside of that, the enterprise systems segment. We just sold one of them, the securities solutions division. That leaves us with four: asset solutions, ERP, justice and education divisions. And each on those divisions, there's not much correlation, in fact, there's not much correlation with our informations group.

Final Transcript
May. 08. 2008 / 5:30AM PT, MMS - Q2 2008 MAXIMUS, Inc. Earnings Conference Call

Shlomo Rosenbaum - Stifel Nicolaus - Analyst

Okay. Going on to the amendment in British Columbia contract, just to understand you're going to be moving the platform to -- upgrading the platform. What do you consider the risk profile of that amendment? Just is that something you guys have done before? And can you talk about that a little bit more?

David Walker - MAXIMUS, Inc. - CFO

I actually think the risk profile is very low. When we think about that and we don't have time today to get into all of the detail points, we have a very effective working relationship with the client. We have a very, very strong team from not only an operational perspective but from a technical perspective that dedicated on site in British Columbia. And this is simply -- I view this as simply an add-on to our existing services. I think -- I'm very, very confident there's low risk associated with this work.

Shlomo Rosenbaum - Stifel Nicolaus - Analyst

Okay. And just a last question here on the operating margin on the operations segment, the first half of the year the margins really come in very -- have been very good, 13% and then 15% for two quarters. Is there any reason to expect going that into the second half of the year wouldn't be at the upper end or even above the upper end of that range?

David Walker - MAXIMUS, Inc. - CFO

Let's take a look here. Well, you get some mixed things that happen during the quarter. We had some large things and good things that happened this quarter. At the tail end of the year we tend to -- so while that was one time and should not benefit us in the third and fourth quarter, on the other hand, our tax crediting business that we've talked about in the past, tends to kick in strong on the third and more particularly in the fourth quarter. So, they'll tend to net themselves out. So it's just -- it's timing.

Rich Montoni - MAXIMUS, Inc. - CEO

To sum it up, I think we see these tailwinds continuing through the rest of the year.

Shlomo Rosenbaum - Stifel Nicolaus - Analyst

Okay. Thanks a lot, guys.

Rich Montoni - MAXIMUS, Inc. - CEO

Thank you.

Operator

Thank you. Our last question is coming from Steve Balog of Cedar Creek Management.

Steve Balog - Cedar Creek Management - Analyst

Thanks. The education contract, was the problem here centered in this one contract? And Rich, were you involved in the renegotiation?

Rich Montoni - MAXIMUS, Inc. - CEO

Yes. The challenges in the enterprise systems division were concentrated on this one large contract which correlates, quite frankly, very closely to the development build commitments of the division. So we have the benefit of having, I think, a focused target, if you will, to complete the software development and will concurrently complete our obligations to this, by far, our largest client of the enterprise -- the education systems division. There were and are smaller clients, and we have client commitments. But they are order of magnitude less significant than this one large contract. And yes, I was involved at a minimum on a weekly basis with the entire division and the contract itself as we moved forward the negotiations and the amendment, the legal aspects of the amendment.

Final Transcript
May. 08. 2008 / 5:30AM PT, MMS - Q2 2008 MAXIMUS, Inc. Earnings Conference Call

Steve Balog - Cedar Creek Management - Analyst

So it looks like we take our lump here in education is reasonably on its feet. I'm sensing other -- or understanding the justice division issue was a lot bigger because you're bringing in some big guns to fix that. Is the software development problem here, was this centered around one client, or was this a system that you were productizing and it just got out of hand and we have a lot of R&D against something with no expenses -- sorry, no revenue?

Rich Montoni - MAXIMUS, Inc. - CEO

A couple of comments on this. First on education systems, I think we've positioned the division to be successful, but they still need to execute. So that's not a foregone conclusion. So we still have some significant management attention that will be put to that and we're working real hard to make sure that that happens.

On justice, you're right, the justice situation is more complicated. There are more clients involved. The they have a very significant installed base of an earlier version of their software. And they launched a plan a couple of years ago to build out a new web-based architecture which has a lot of appeal to it in the marketplace. They've made some commitments to some very significant clients of this company. We're focused on completing those commitments to those clients. But by and large, the justice division simply didn't balance its commitments in the marketplace with its capability to deliver those commitments on a timely basis. So we're working hard to balance those commitments, fulfill the commitments to those larger clients, and focus the company.

And I think the right thing to do is focus on those commitments, complete the commitments. In the meantime, let's not go out and sign up new big commitments until we get the first part of the equation right. And then when we get that software built out and it's demonstrated to the existing client base, then they will open up the doors and look to market it further. But that's going to take a little bit of time.

Steve Balog - Cedar Creek Management - Analyst

Okay. Were the divestitures dilutive or accretive or neutral?

Rich Montoni - MAXIMUS, Inc. - CEO

David?

David Walker - MAXIMUS, Inc. - CFO

They were mildly dilutive. Currently they were making a 4% operating income. So --

Rich Montoni - MAXIMUS, Inc. - CEO

Let me make one point on the divestitures. The divestitures were executed under the element of our strategy which was to focus the company on its core. These were not trouble business, they were not problematic businesses. In fact, they were profitable businesses. And I view the time to divest those businesses is while they're relatively healthy. They should thrive under their new ownership. I think they have exciting opportunities with the focus that they're going to get from their new owners. It's just that it wasn't our focal point. Inside our company as a whole I'd like to emphasize that the two problem divisions we have have been education justice challenged by software development commitments. And they're very much development stage software build-out enterprises and we're working to remedy those two. Aside from those two, I don't think we have any problematic divisions inside the entire company. So we know where the challenges are. We're focused on them and they're very, very limited.

Final Transcript
May. 08. 2008 / 5:30AM PT, MMS - Q2 2008 MAXIMUS, Inc. Earnings Conference Call

Steve Balog - Cedar Creek Management - Analyst

Okay. And lastly, a broader question. When you first took over and said, we're going to be real, I guess, judicious in what new business we bring on, my first thought, well, that's great, but the revenue slows down. That hasn't really happened. Can you -- has that surprised you? Or could you talk to that -- I think it's kind of surprising, we're being more judicious, but business is still strong.

Rich Montoni - MAXIMUS, Inc. - CEO

I think this, on the surface, I can appreciate your observation, and I think it's a fair observation. But I think in business when you focus on your number one or two, especially in our marketplace where we have a customer base that places an inordinate amount of emphasis on the vendor's ability to deliver. They place a tremendous value on your experience and look for confidence in your ability to execute. And when that happens, you win more work than you otherwise would. And your ability to execute because you focus on those areas increases immensely.

So I think there's -- I think it drives higher revenue growth than run of the mill companies when you focus on your number one and two. I think it also drives higher margins because you're better able to avoid marginal work. You're better able to execute projects that you have. You discover your problems sooner and you can remedy them in a more effective fashion. So in those areas where we choose to focus, we have chosen to focus, we're seeing those benefits today.

Steve Balog - Cedar Creek Management - Analyst

That's it. Thanks.

Rich Montoni - MAXIMUS, Inc. - CEO

You bet. Thank you.

Lisa Miles - MAXIMUS, Inc. - VP, IR

Thank you very much for joining our second quarter earnings call and that concludes our call today.

Operator

Ladies and gentlemen, this concludes today's presentation. A replay of this call will be available to you within two hours. You can access the replay by dialing (877)660-6853, or internationally (201)612-7415, enter account number 316, followed by the conference number 271353. Again, enter account number 316, followed by the conference number 271353. Thank you for your participation. You may now disconnect.

Final Transcript
May. 08. 2008 / 5:30AM PT, MMS - Q2 2008 MAXIMUS, Inc. Earnings Conference Call

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1 David N. Walker Chief Financial Officer and Treasurer Second Quarter Fiscal 2008 May 8, 2008

2 Second Quarter Financial Results   Q2 revenue was $210.6 million   an 18% increase over same period last year   All growth was organic   driven by new or expanding work in Operations segment   MAXIMUS incurred charges totaling $5.4 million (approximately $0.17 per share) to include:   A $2.2 million charge related to a contract modification that MAXIMUS initiated as part of a requirement to build software functionality for a large education contract in the Systems segment. The modification allows us to earn back the $2.2 million provided we meet the deliverable schedule over the next 18 months   A $2.3 million charge in Consulting segment related to our share of a client’s reduced reimbursement on a legacy claiming project   amount may be recovered depending on client’s appeal effort   Approximately $0.9 million of legal expenses related to ongoing Accenture issue   Company reported net income of $9.6 million or $0.51 per diluted share

3 Proceeds & Gains From Divested Businesses & Property Sale   Two non core divisions successfully divested in early May   Security Solutions from our Systems segment sold for cash proceeds of $5 million   Unison, a subsidiary from our Consulting segment sold for approximately $6.5 million   Entered into contract to sell a building in McLean, Virginia in near term   EPS gain from divestitures and building sale expected to be in range of $0.21 to $0.24   Gain to be recorded in third quarter

4 Operations Segment   Revenue increased 33% to $159.8 million compared to the same period last year   Growth driven by Health Operations, the Texas project and domestic and international Workforce Services operations   Segment revenue benefited from hardware and software purchases of approximately $6.9 million   Operating income totaled $23.6 million   operating margin of 15%   Expansion in income reflects optimization of current book of business, transformation on Texas project and solid margins on new work   Segment is expected to deliver operating margin in 12 15% range for full fiscal year 2008

5 Consulting Segment   Consulting segment revenue for Q2 totaled $20.2 million   Loss of approximately $800,000 reported for the quarter   Loss reflects $2.3 million charge related to legacy claiming project which the client is appealing and may be recovered at a future date   Transitioning away from legacy claiming business   Established presence in new markets targeting two areas   Program Integrity   Fraud, Waste & Abuse   Optimistic about new markets and other plans which are developing for this segment

6 Systems Segment   Total revenue for Q2 totaled $30.5 million   Loss of approximately $5.9 million reported for quarter   Asset Solutions and ERP divisions continue to deliver strong results   Losses in Education and Justice divisions stem from software commitments that will ultimately position them well in the market   Steps being taken to improve underperforming divisions   Manage scope of existing contracts very judiciously and modify contracts where necessary   Tightly control new contract terms that contain software requirements   Change and supplement the management teams with individuals who have proven track records   Prudent cost management

7 Expenses & Margin   Majority of charges in quarter impacted revenue and gross margins in Consulting and Systems segments   An 8% operating margin was achieved in quarter   driven by Operations segment which offset charges in Systems and Consulting segments   SG&A as a percent of revenue was 17.7%   An improvement over same period last year   Consistent with first quarter of fiscal 2008

8 Balance Sheet and Cash Flow Items   Cash at March 31, 2008 totaled $63.4 million   Total Current Accounts Receivable for Q2 was $175.0 million   Additional $1.7 million in long term accounts receivable classified within other assets on balance sheet   DSO’s totaled 76 days   Anticipate DSO’s to run between 75 to 85 days   Continue to trend under 80 days   Cash from operations totaled $4.5 million   Free cash flow (cash from operations less Property & Equipment and Capitalized Software) was $1.5 million   Full fiscal year cash from operations expected to total $50 to $60 million, with free cash flow ranging from $30 to $40 million expected for full fiscal 2008

9 Richard A. Montoni President and Chief Executive Officer Second Quarter Fiscal 2008 May 8, 2008

10 Financial Results: Continuing Strength in Operations Offset Weakness in Systems   Redefining MAXIMUS as a leading pure play in government Health and Human Services’ outsourcing   Sharpened focus on core business should provide long term sustained growth and increased shareholder value   Results for the second quarter were impacted by charges in Consulting, Systems and legal expenses   Management determined to improve underperforming areas and actively pursuing all alternatives   Last week, MAXIMUS closed the sale of two non core divisions

11 Operations Segment   Operations Segment on Course for Long Term Success   Strong Segment leadership promotes focus and diligence   Contractual discipline in how we acquire and structure new awards   Declined unacceptable rebid opportunities   Renegotiated inequitable contracts   Developing and pursuing new opportunities that represent sources of new incremental revenue   Emphasis on sustainable, recurring revenues and profitable growth   Top line gains of 33% compared to same period last year   Operating margin of 15%   Confident in the strides we’ve made to strengthen the segment and are now raising the lower end of target operating margin from 8 15% range to 10 15% range   Best validation of segment’s success

12 Operations Segment Productization Efforts   Productization is a key element to advancing technology efforts   Streamlining of processes   Moving away from highly customized solutions to more component based/modular approach   Utilize plug and play technology anchored in Services Oriented Architecture (SOA)   Operating Enhancements   Completed and installed new enrollment broker platform in Indiana   Currently upgrading other existing clients to this new technology platform   On a path to complete productization of other core components by the end of this fiscal year   Coupling new technology with standardized business processes will allow us to compete most cost effectively

13 Consulting Segment   Consulting segment incurred a $2.3 million charge related to legacy claiming project   Client is appealing   Prior to job start, brought in specialized counsel to review and approve claiming methodology which had be utilized before   View this as a normal course exercise   We no longer provide federal claiming on contingency basis   Our emphasis has been on expanding into other areas which overlap more with our core program management offerings like program integrity   fraud, waste, abuse   Consulting services very important to our customer base and dovetail with our core services   Pursuing opportunities to pair our consulting services with our health and human services portfolio   Collaborative efforts will facilitate better cross selling while sharing best practices from state to state

14 Significant Progress on Divestitures of Non Core Assets   Subsequent to quarter end, closed the sale of two business   UNISON MAXIMUS, which was part of the Consulting segment, was divested through a division management led buyout   This is an airport, retail and financial consulting business   A profitable contributor but outside our core business   Security Solutions, which was part of the Systems segment, was sold to Cogent   While a stable contributor, was not consistent with our refined business focus

15 Systems Segment   Challenges limited to Justice and Education divisions   Trying to complete software development and generate business unit improvement, while at the same time meeting contractual obligations   Near term emphasis on balancing commitments and changing the way we go to market to emphasize product standardization over customized solutions   In Justice, initiated cost cutting measures with 25% reduction in force   expect annualized savings of approximately $4 million, some of which we expect to realize in the fourth quarter   New segment leadership: John Hines stepping up to lead our efforts   Deployed top technologists to help accelerate the completion of software products and provide added oversight   Bottom line is to effect near term change   Successful renegotiation of our largest Education contract with modified terms and conditions now provides a well constituted correlation between the plan and the commitment milestones   Concurrently exploring parallel path of strategic alternatives for other non core businesses

16 Overall Market Outlook   Even with State budgets under pressure, the need for our services remains strong. We have not seen a slow down to date.   MAXIMUS is well positioned to capitalize on international opportunities that are developing in our core health and human services operations   In March, awarded a $14.2 million amendment to our Master Services Agreement in British Columbia   Amendment for PharmaNet program which we have administered since 2005   MAXIMUS will lead effort to upgrade application to next generation platform   Pursuing other meaningful opportunities with substantial marketing efforts underway in Australia, Canada and the UK   Potential contracts quite large   may be bid in regions as in US which would make a perfect fit in terms of scope and size   Revenue may potentially begin as early as second half of fiscal 2009 and stretching beyond

17 New Awards and Sales Pipeline May 2, 2007 May 5, 2008 Sales $302 $615 New Signed Awards $1,206 $1,609 Total Pipeline $601 $908 RFP’s Tracking $86 $121 Proposals in Preparation $519 $581 Proposals Pending Pipeline $82 $149 New Awards (unsigned) ($ in millions)

18 Rebids & Options   Rebids: Notified of award on 3, totaling $36 million, this leaves 8 remaining rebids with a total value estimated at $237 million   Option year exercises; to date out of the 27 options with a total value of $223 million up for exercise this year, we have won or been notified of intent to award on 14 options with a value of $122 million   No options have been lost, non have been canceled or taken in house due to funding issues

19 Guidance   Revising fiscal 2008 guidance resulting from the sale of businesses and impacts of this quarter   While results in Systems have been disappointing we have made critical progress and are in better position to pursue alternatives for non core assets   Operations segment continues to record solid financial performance   For fiscal 2008 we now expect revenue in the range of $830 million to $850 million   GAAP basis diluted EPS of $2.55 to $2.70   This GAAP basis guidance includes a gain of approximately $0.21 to $0.24 related to the sale of Security Solutions and Unison MAXIMUS and the pending sale of a building in McLean, Virginia. Guidance also includes $0.07 of forecasted legal charges for fiscal 2008